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                                                                    Exhibit 15.1

                        [LETTERHEAD OF LAVERY, DE BILLY]

                                                Montreal, July 10, 2000

Diamond Discoveries International Corp.
119 West 23rd Street
Suite 508
New York, NY 10011

Mr. Peter Ferderber
114 Villeneuve
Val d'Or, Quebec J9P 3L7

Mr. Stanley G. Hawkins
111 Richmond Street West
Suite 402
Toronto, Ontario M5H 2G4

Re: Title opinion on Mining Exploration Permits

Gentlemen:

We are legal counsel for Peter Ferderber and Stanley G. Hawkins.

We have conducted or caused to be conducted such searches and have reviewed such documentation as we have considered necessary in the circumstances, in order to provide this opinion, based upon which it is our opinion that:

Peter Ferderber ("Ferderber") is the recorded owner of the Mining Exploration Permits hereinafter described under the provisions of the Mining Act of Quebec, located in the province of Quebec, which are in good standing at the date of our review of Ferderber's titles, namely July 10, 2000 and, at that time, were subject only to the charges shown below:


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                                      -2-

================================================================================
        MINING          AREA       NUMBER OF      EXPIRY DATE
      EXPLORATION     S.N.R.C.     HECTARES
        PERMITS
================================================================================
          1472         24 P11        19,700      October 17, 2004
--------------------------------------------------------------------------------
          1473         24 P07         6,750      October 17, 2004
--------------------------------------------------------------------------------
          1482         24 P07         6,580      November 8, 2004
--------------------------------------------------------------------------------
          1483         24 Pl0         6,100      November 4, 2004
--------------------------------------------------------------------------------
          1499         24 P07         2,175      December 8, 2004
--------------------------------------------------------------------------------
          1517         24 P09         5,200       March 30, 2005
================================================================================

At the date of examination, there were no liens, charges or encumbrances registered against any of the Mining Exploration Permits.

No physical verification of the location and no survey of the area covered by the Mining Exploration Permits have been conducted therefore, we make no representations or warranties in regard thereto.

This opinion is given solely to the benefit of the persons to whom it is addressed.

                                        Yours truly,


                                        /s/ LAVERY, de BILLY
                                        LAVERY, de BILLY